UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

UNITY SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 3rd Street San Francisco, California	94103-3104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 539-3162

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion, on November 7, 2022, of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 13, 2022, by and among Unity Software Inc., a Delaware corporation (“Unity”), Ursa Aroma Merger Subsidiary Ltd., a company organized under the laws of the State of Israel and a direct wholly owned subsidiary of Unity (“Merger Sub”), and ironSource Ltd., a company organized under the laws of the State of Israel (“ironSource”). Pursuant to the Merger Agreement, at the Effective Time (as defined below), Merger Sub was merged with and into ironSource (the “Merger”), with ironSource continuing as the surviving entity and a direct wholly owned subsidiary of Unity. The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in the Introductory Note is incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Merger (the “Closing”), on November 7, 2022, certain shareholders of ironSource that were party to the Second Amended and Restated Shareholders Rights Agreement, dated March 20, 2021, by and among ironSource and the parties thereto, and that were, immediately after the Effective Time, “affiliates” (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Unity (collectively, the “ironSource Affiliates”) entered into a Registration Rights Agreement with Unity (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Unity has agreed to prepare and file a registration statement or prospectus supplement registering the resale of shares of common stock, $0.000005 par value per share, of Unity (the “Unity common stock”) held by the ironSource Affiliates, subject to certain limitations, as soon as reasonably practicable following the Closing, and in any event within thirty (30) days thereof.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note is incorporated herein by reference.

On November 7, 2022, Unity completed the Merger and the other transactions contemplated by the Merger Agreement. The Merger became effective on November 7, 2022 upon the Companies Registrar of the State of Israel issuing a certificate of merger in accordance with Section 323(5) of the Israeli Companies Law, 5759-1999 (the “Effective Time”).

Pursuant to the Merger Agreement, at the Effective Time, each Class A ordinary share, no par value (“Class A ordinary shares”), of ironSource and Class B ordinary share, no par value (“Class B ordinary shares” and, together with Class A ordinary shares, the “ironSource ordinary shares”), of ironSource issued and outstanding immediately prior to the Effective Time was converted automatically into the right to receive 0.1089 shares of Unity common stock (the “Merger Consideration”), with each fractional share rounded up or down to the nearest whole share. Unity stockholders will continue to own their existing shares of Unity common stock. As a result, immediately following the Merger, stockholders that held Unity common stock prior to the completion of the Merger owned approximately 72.8% and former ironSource shareholders owned approximately 27.2% of the equity of the combined company on a fully diluted basis.

In addition, pursuant to the Merger Agreement, at the Effective Time:

(i) each outstanding option to purchase ironSource ordinary shares (“ironSource option”), whether vested or unvested, that was unexercised and held by a person who was and will be an officer, director, employee or contractor of ironSource or any of its subsidiaries immediately prior to and immediately following the Effective Time (a “Continuing Service Provider”), was assumed by Unity and converted into an option to purchase Unity common stock (the “Converted Option”), with each such Converted Option being subject to substantially the same terms and conditions, except that the number of shares of Unity common stock subject to such Converted Option and the per share exercise price of such Converted Option will be determined in accordance with the terms set forth in the Merger Agreement;

(ii) each outstanding ironSource option that was unexercised and held by a person that is not a Continuing Service Provider was (a) if such ironSource option was vested as of immediately prior to the Effective Time, automatically canceled, with the holder of such ironSource option becoming entitled to receive the Merger Consideration in respect of each “net share” underlying such ironSource option, calculated in accordance with the terms set forth in the Merger Agreement, less a number of shares of Unity common stock having a value equal to any applicable tax withholding obligations, or (b) if such ironSource option was unvested as of immediately prior to the Effective Time or if the exercise price per share of such ironSource option was equal to greater than the Per Share Cash Equivalent Consideration (as defined in the Merger Agreement), automatically canceled for no consideration;

(iii) notwithstanding clauses (i) and (ii) above, each outstanding ironSource option that the parties determined could be reasonably expected to result in a failure of the Merger to qualify as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended, was settled in cash or ironSource ordinary shares by ironSource immediately prior to the Closing;

(iv) each outstanding ironSource restricted share unit (“ironSource RSU”) that was unvested immediately prior to the Effective Time or vested but had not yet been settled immediately prior to the Effective Time and, in each case, was held by a Continuing Service Provider, was assumed by Unity and automatically converted into an award of restricted stock units relating to Unity common stock (the “Converted RSU Award”), with such Converted RSU Award subject to substantially the same terms and conditions, except the number of shares of Unity common stock subject to such Converted RSU Award will be determined in accordance with the terms set forth in the Merger Agreement; and

(v) each outstanding ironSource RSU that was held by a person that is not a Continuing Service Provider was (a) if such ironSource RSU was vested but had not yet been settled immediately prior to the Effective Time, automatically canceled with the holder of such ironSource RSU becoming entitled to receive the Merger Consideration in respect of each ironSource ordinary share subject to such ironSource RSU, less a number of shares of Unity common stock having a value equal to any applicable tax withholding obligations, or (b) if such ironSource RSU was unvested immediately prior to the Effective Time, automatically canceled for no consideration.

Unity issued approximately 112.5 million shares of Unity common stock as consideration in the Merger. In addition, Unity issued approximately 18.0 million Converted Options and approximately 13.1 million Converted RSU Awards as consideration for the Merger. After giving effect to the Merger, without consideration for the shares of Unity common stock issuable upon exercise of the Converted Options or the Converted RSU Awards, respectively, there are approximately 413.2 million shares of Unity common stock outstanding.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to Unity’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2022 and is incorporated herein by reference.

The Merger Agreement has been incorporated by reference to provide Unity investors with information regarding its terms. It is not intended to provide any other factual information about Unity, ironSource or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Unity investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Unity or ironSource’s respective public disclosures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note is incorporated herein by reference.

Appointment of Directors

In connection with the Closing and pursuant to the terms of the Merger Agreement, effective immediately following the Effective Time, the Unity Board of Directors (the “Unity Board”) increased the size of the Unity Board from ten (10) members to thirteen (13) members and appointed to the Unity Board each of Tomer Bar-Zeev, the Chief Executive Officer of ironSource, Shlomo Dovrat, a former member of the ironSource board of directors, and David Kostman, a former member of the ironSource board of directors. Messrs. Bar-Zeev, Dovrat and Kostman will serve as Class III, II and I directors of the Unity Board, respectively. In addition, the Unity Board appointed Mr. Dovrat to the Human Capital and Compensation Committee and Mr. Kostman to the Nominating and Corporate Governance Committee.

As non-employee members of the Unity Board, each of Messrs. Dovrat and Kostman will be entitled to certain compensation that all of Unity’s non-employee directors receive under the terms of Unity’s Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), which is described under the caption “Non-Employee Director Compensation” in Unity’s proxy statement filed with the SEC on April 28, 2021, and which was amended and restated in March 2022. Pursuant to the Policy, upon their appointment to the Unity Board, each of Messrs. Dovrat and Kostman were granted restricted stock units in the amount equal to the quotient of $400,000 divided by the closing stock price of Unity on November 7, 2022, which will vest in a series of successive equal quarterly installments over the three-year period measured from the grant date, subject to each of their continuous service through each vesting date. Mr. Bar-Zeev will continue as Chief Executive Officer of ironSource as a subsidiary of Unity, is not entitled to participate in the Policy and will not receive additional compensation for serving on the Unity Board.

In connection with their appointments, Unity entered into indemnification agreements with each of Messrs. Bar-Zeev, Dovrat and Kostman, the forms of which are consistent with Unity’s standard indemnification agreement between Unity and its directors and officers.

Except as described herein, neither Mr. Kostman nor any member of his immediate family has or had a direct or indirect interest in any transaction in which Unity or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K. Mr. Dovrat, as the indirect beneficial owner of greater than 10% of the common stock of Outbrain (as defined below) may be deemed to have an indirect interest in a services agreement between ironSource and Outbrain that generated approximately $1.5 million in revenues to ironSource as of June 30, 2022.

Additionally, Mr. Bar-Zeev’s, brother-in-law, Leon Szpiler, is currently employed by ironSource. Mr. Szpiller’s cash compensation for the years 2021 and 2022 to date was approximately $125,000 and $110,000, respectively, and he received no equity compensation in 2021 and equity compensation in 2022 with a fair value of approximately $105,000.

Except as described herein, there is no arrangement or understanding between any of Messrs. Bar-Zeev, Dovrat or Kostman and any other persons pursuant to which they were elected as a director.

The following are biographical summaries for Messrs. Bar-Zeev, Dovrat and Kostman:

Tomer Bar-Zeev. Mr. Bar-Zeev has served on Unity’s Board since November 2022. He previously served on the board of ironSource since July 2011, and as Chairman of ironSource since June 2021. Mr. Bar-Zeev co-founded and served as the Chief Executive Officer of ironSource from its founding in 2010. Mr. Bar-Zeev previously served on the board of directors of Partner Communications, a public company listed on Nasdaq and Tel Aviv Stock Exchange from November 2017 to November 2019. Prior to founding ironSource, Mr. Bar-Zeev served as a Vice President at Payoneer. Mr. Bar-Zeev currently serves on the boards of the Israel Advanced Technology Industries, which is an organization that connects Israel’s tech and life sciences industries, and HaGal Sheli, a non-profit organization that serves at-risk youth. Mr. Bar-Zeev has been named one of the 100 Most Intriguing Entrepreneurs by Goldman Sachs. Mr. Bar-Zeev holds a BSc in Computer Science from IDC Herzliya.

Shlomo Dovrat. Mr. Dovrat has served on Unity’s Board since November 2022. He previously served on the board of ironSource since 2011. Mr. Dovrat is a co-founder of the Viola Group, a technology investment group, and co-founder and General Partner of Viola Ventures III, L.P. (“Viola”), a venture capital firm, both of which were founded in 2000. Mr. Dovrat currently serves as a member of the board of directors of Outbrain, Inc., a publicly traded web recommendation platform and portfolio company of Viola (“Outbrain”), and on the board of several privately held technology companies. Prior to founding Viola, Mr. Dovrat founded and served as CEO of Oshap Technologies and Teconmatix, Israeli technology companies that were traded on Nasdaq and subsequently sold in 1999 and 2005 respectively. Mr. Dovrat also served as Chairman of ECI Telecom from 2002 to 2007. Mr. Dovrat has been and continues to be active in various non-governmental organizations and serves as the Chairman of the Aaron Institute for Economic Policy and as chairman of “Pnima,” an Israeli social movement. Mr. Dovrat served as the Chairman of the Israel Democracy Institute from 2009 to 2012 and as the Chairman of the National Taskforce for the Advancement of Education in Israel from 2003 to 2005.

David Kostman. Mr. Kostman has served on Unity’s Board since November 2022. He previously served on the board of ironSource since October 2014. Mr. Kostman currently serves as Chairman of the Board of Nice Ltd., a publicly traded software company. Mr. Kostman currently serves as the Co-Chief Executive Officer and a member of the board of directors of Outbrain. Mr. Kostman currently serves as a member of the board of directors of a private company and is Chairman of the Board of the non-profit organization AFNatal. Previously, he served as a member of the board of directors of publicly traded Retalix Ltd., which was acquired by NCR. From 2006 until 2008, Mr. Kostman was a Managing Director of Lehman Brothers, heading the Global Internet Group. From April 2003 until July 2006, Mr. Kostman was Chief Operating Officer and then Chief Executive Officer of Delta Galil USA, a subsidiary of the publicly traded Delta Galil Industries Ltd. From 2000 to 2002, Mr. Kostman was President of the International Division and Chief Operating Officer of publicly traded VerticalNet Inc. Prior to that, Mr. Kostman worked in the Investment Banking Divisions of Lehman Brothers from 1994 to 2000, focusing on the technology and internet sectors, and NM Rothschild & Sons from 1992 to 1993. Mr. Kostman holds a B.A. in Law from Tel Aviv University and an M.B.A. in Business Administration from INSEAD.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2022, Unity issued a press release announcing the closing of the Merger. A copy of the press release containing the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by Unity under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) to this Current Report on Form 8-K are incorporated herein by reference to (i) ironSource’s audited consolidated financial statements of ironSource for the fiscal year ended December 31, 2021 included in ironSource’s Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 30, 2022 and filed herewith as Exhibit 99.2 and (ii) ironSource’s unaudited consolidated financial statements as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021 included in ironSource’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 26, 2022 and filed herewith as Exhibit 99.3.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of Unity as of June 30, 2022, the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 and the notes to the unaudited pro forma condensed combined financial information, all giving effect to the acquisition by Unity of ironSource, are filed as Exhibit 99.4 and are incorporated herein by reference.

(d) Exhibits.

2.1†	Agreement and Plan of Merger, dated as of July 13, 2022, by and among Unity, Merger Sub and ironSource (incorporated by reference to Exhibit 2.1 to Unity’s Current Report on Form 8-K filed on July 15, 2022)

10.1*	Registration Rights Agreement, dated as of November 7, 2022, by and among Unity and the holders listed thereto

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.) a member firm of PricewaterhouseCoopers International Limited

99.1**	Press release of Unity, dated November 7, 2022

99.2

Audited Consolidated Financial Statements of ironSource as of and for the year ended December 31, 2021 (incorporated by reference to ironSource’s Annual Report on Form 20-F for the year ended December 31, 2021 filed March 30, 2022)

99.3

Unaudited Condensed Consolidated Financial Statements of ironSource as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021 (incorporated by reference to Exhibit 99.1 to ironSource’s Report of Foreign Private Issuer on Form 6-K filed August 26, 2022)

99.4	Unaudited pro forma condensed combined balance sheet of Unity as of June 30, 2022, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 and the notes thereto (incorporated by reference to Unity’s Registration Statement on Form S-4/A filed on September 8, 2022)

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.
*	Filed herewith
**	Furnished herewith

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates”’’ or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry and markets in which Unity operates and management’s beliefs and assumptions as to the timing and outcome of future events. While Unity’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks and uncertainties include, but are not limited to the successful integration of ironSource’s talent and technology into Unity’s platform; the success of LevelPlay and Supersonic; risks that the merger disrupts current plans and operations of Unity; the ability to recognize the anticipated benefits of the transaction, including anticipated synergies; the amount of the costs, fees, expenses and charges related to the transaction; and the other risks and important factors contained and identified in Unity’s and ironSource’s filings with the SEC, such as Unity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and ironSource’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Neither Unity nor ironSource is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and Unity does not intend to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Dated: November 7, 2022	By:	/s/ Luis Visoso
Luis Visoso
Senior Vice President and Chief Financial Officer